EXHIBIT 23.5


                       CONSENT OF PRICEWATERHOUSECOOPERS

     We hereby consent to the use in this Registration Statement of Quintus Corporation on Form S-4 of our report dated February 8, 1999, except as to Notes 4 and 11, for which the date is March 31, 1999, relating to the financial statements of Acuity Corp. appearing in this proxy statement/prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
March 24, 2000


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